                                                      Registration No. 333-39551
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          ___________________________

                                   Form S-3
                        Post-Effective Amendment No. 1
                                      to
                            Registration Statement
                                     under
                          the Securities Act of 1933
                           ________________________
                      THE WASHINGTON WATER POWER COMPANY
            (Exact name of registrant as specified in its charter)


                  Washington                            91-0462470
       (State or other jurisdiction of               (I.R.S. Employer
       incorporation or organization)               Identification No.)

                           1411 East Mission Avenue
                           Spokane, Washington 99202
                                (509) 489-0500
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                     -------------------------------------

      J.E. ELIASSEN, Senior Vice President,        J. ANTHONY TERRELL
       Chief Financial Officer & Treasurer          Reid & Priest LLP
       The Washington Water Power Company          40 West 57th Street
            1411 East Mission Avenue             New York, New York 10019
            Spokane, Washington 99202                 (212) 603-2000
                 (509) 489-0500

  (Name and address, including zip code, and telephone number, including area code, of agents for service)

                     -------------------------------------
               It is respectfully requested that the Commission
           send copies of all notices, orders and communications to:
                            John E. Baugardner, Jr.
                              Sullivan & Cromwell
                               125 Broad Street
                           New York, New York 10004
                                 212-558-4000

================================================================================

                                    PART II


Item 16.    Exhibits.
            --------

Reference is made to the Exhibit Index on p. II-3 hereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane and State of Washington on the 4th day of June, 1998.

                                              THE WASHINGTON WATER POWER COMPANY

                                           By    /s/ J.E. Eliassen
                                             -----------------------------------
                                                 J. E. Eliassen
                                                 Senior Vice President,
                                                 Chief Financial Officer
                                                 and Treasurer

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the date indicated.


              Signature                         Title                Date
              ---------                         -----                ----

  Paul A. Redmond*
-----------------------------------     Principal Executive        --------
           Paul A. Redmond              Officer
        (Chairman of the Board          and Director
     and Chief Executive Officer)

  /s/ J.E. Eliassen                     Principal Financial and    --------
-----------------------------------     Accounting Officer
J.E. Eliassen (Senior Vice President,
Chief Financial Officer and Treasurer)

  W. Lester Bryan*                      Director                   --------
-----------------------------------
     W. Lester Bryan (President
    and Chief Operating Officer)


David A. Clark, Duane B. Hagadone,
Sarah M.R.Jewell, John F. Kelly,     *  Directors                  --------
Eugene W. Meyer, Bobby Schmidt,
Larry A. Stanley, R. John Taylor



*By  /s/ J.E. Eliassen
   -----------------------------------
      J.E. Eliassen (Attorney-in-Fact)

                                 EXHIBIT INDEX


Exhibit    Description
-------    -----------

5(a)(2)-1 Opinion and Consent of Paine, Hamblen, Coffin, Brooke & Miller LLP. 5(b)(2)-1 Opinion and Consent of Reid & Priest LLP.